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                                    EXHIBIT 23.1



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                      [Hannis T. Bourgeois, L.L.P. Letterhead]




                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 13, 1998, except as to Note 21, which is as of February 25, 1998 on the financial statements of Ponchatoula Homestead Savings, F.A. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995 included in the Form SB-2 filed on April 2, 1998.


                                             Very truly yours,



                                        /s/ HANNIS T. BOURGEOIS, L.L.P.
                                        ---------------------------------------
                                        HANNIS T. BOURGEOIS, L.L.P.

April 1, 1998